COMPANHIA FORCA E LUZ CATAGUAZES-LEOPOLDINA
                         - PUBLICLY TRADED CORPORATION -
        Corporate Taxpayer Registration No. (CNPJ/MF): 19.527.639/0001-58
             Company State Registration No. (NIRE): 31.3.000.409-92


Minutes from the Annual General Shareholders Meeting held by the company Companhia Forca e Luz Cataguazes-Leopoldina (the "Company"), on April 29 2005, written up in summarized form:

1. Date, time and place: On 29 April 2005 at 10:00am at the Company's head offices located at the address Praca Rui Barbosa 80, Cataguases, Minas Gerais state.

2. Call Notice: Call Notice published in the Minas Gerais State Official Gazette on: 14 April 2005, page 75, 15 April 2004, page 57 and 16 April 2005 page 53 and in the Gazeta Mercantil newspaper - National Edition on:
      14 April 2005, page A-8, 15 April 2005 page A-9 and 18 April 2005 page
      A-7.

3. Attendance: Shareholders holding over 83.5848% of the voting share capital and shareholders holding over 60.9784% of the preferred shares of the Company, as testified by the signatures in the "Shareholders Attendance Book". The officers Jose Antonio da Silva Marques, Gioreli de Sousa Filho and Mauricio Perez Botelho, the representatives of the independent auditors Deloitte Touche Tohmatsu, Iara Pasian (CRC 1 SP 121517-3) and Antonio Carlos Brandao de Sousa (CRC RJ 065976-4), and the substitute Company Auditors Gerson Stocco de Siqueira and Flavio Stamm were also in attendance, in due accordance with the law.

4. Board: Chairman Paulo Cezar Aragao and Secretary Carlos Aurelio Martins Pimentel.

5. Resolutions: The following resolutions were adopted by the shareholders in attendance at the annual Annual General Shareholders Meeting ("AGSM") holding over 83.5848% of the Company's voting share capital, with those legally impeded abstaining from the vote:

      5.1. To authorize the writing up of a summarized version of the minutes from this Meeting, in addition to the publication thereof without the signatures of the shareholders in attendance, in accordance with art. 130 and paragraphs thereof of Law 6.404/76,

      5.2. After due examination and discussion, to approve the annual report, administration's accounts and the financial statements for the 2004 financial year,

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            along with the independent auditor's report, which were published in the Minas Gerais State Official Gazette on 30 March 2005 and the Gazeta Mercantil newspaper - national edition, on 29 March 2005, with the amendment proposed by the shareholder Multisetor - Comercio Industria e Participacoes Ltda., to establish that the loss for the year, after discounting the dividends established, set out in the financial statements (BRL 19,230,608.33) be compensated, as a priority, using the profit reserve rather than the legal reserve, the balance of which remains unchanged, with the repeat publication being waived pursuant to Art. 134, paragraph 4 of Law 6.404/76

      5.3. To approve the payment of the cumulative priority dividends on Class "A" and Class "B" preferred shares issued by the Company to the overall amount of BRL 16,722,604.34 (sixteen million, seven hundred and twenty-two thousand, six hundred and four reals and thirty-four cents) - at the rate of BRL 0.2092 per batch of 1000 (one thousand) Class "A" preferred shares and BRL 0.1255 per batch of 1000 (one thousand) Class "B" preferred shares, with BRL 12,925,584.53 (twelve million, nine hundred and twenty-five thousand, five hundred and eighty-four reals and fifty-three cents) being taken from the profit reserve account and BRL 3,797,019.81 (three million, seven hundred and ninety-seven thousand and nineteen reals and eighty-one cents) being taken from the capital reserve account, as authorized by article 31, sole paragraph of the Company's Bylaws - establishing that the aforesaid dividend be paid as from May 27 2005.

      5.4. To fix the overall amount of the annual remuneration of the Company's administrators for the 2005 financial year to the same amount approved at the annual general meeting held in 2004, to be adjusted for inflation by the General Market Price Index (IGP-M), as published by the Getulio Vargas Institute, which shall be distributed by the Board of Directors in accordance with Article 10, sole paragraph, of the Company's Bylaws,

      5.5. To instate the Company's Fiscal Council Board for the current 2005 financial year, and appoint the following individuals as sitting members on said Board of Auditors, who shall remain in office until the annual general meeting that shall resolve the financial statements for the 2005 financial year:

      (A) Tadeu Luis Spohr, Brazilian, banker, ID no. 51.208-D, issued by CREA/RS, Taxpayer Registration No. (CPF/MF) 313.450850-87, resident and domiciled at the address Quadra 12, conjunto C, casa 52, Sobradinho, Brasilia/DF, and his respective substitute. Luiz Fernando Adriani, Brazilian, married, economist, ID no. 1.572.827-7, issued by SESP/SC, Taxpayer Registration No. (CPF/MF)

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            671.767.719-87, resident and domiciled at the address SQN 316 - BLH
            - apto. 101, Asa Norte, Brasilia/DF, nominated and elected by separate vote by shareholders holding 10.1801% of the company's preferred shares

      (B)   Jorge Michel Lepeltier, Brazilian, divorced, economist, ID no.
            3.919.557 issued by SSP/SP, Taxpayer Registration No. (CPF/MF) 070.190.688-04, with commercial offices at the address Rua Purpurina, n.(0) 155, sala 55, Sao Paulo, Sao Paulo state and his respective substitute Flavio Stamm, Brazilian, married, company administrator, ID no. 12.317.859, issued by SSP/SP, Taxpayer Registration No. (CPF/MF) 048.241.708-00, with commercial offices at the address Rua Purpurina, n.(0) 155, sala 55, Sao Paulo, Sao Paulo state, as appointed by the shareholder Alliant Energy Holdings do Brasil Ltda. in a separate vote

      (C) Renato Anet, Brazilian, married, attorney, OAB/RJ 45.633, Taxpayer Registration No. (CPF/MF) 606.433.747-87, ID no. 04.769.835-2 issued by IFP/RJ, resident at the address Av. Almirante Barroso, 63, grupo 2609, Centro, Rio de Janeiro, Rio de Janeiro state and his respective substitute Wilson Duarte de Carvalho, Brazilian, single, attorney, OAB/RJ 122.677, Taxpayer Registration No. (CPF/MF) 070.828.957-63, resident at the address Av. Sernambetiba, 3.300, Bl. 04, apto. 2309, Barra da Tijuca, Rio de Janeiro, Rio de Janeiro state

      (D) Severino Jose da Silva, Brazilian, married, attorney, ID no. 3.083.987, issued by SSP/SP, Taxpayer Registration No. (CPF/MF) 077.654.958-87, resident at the address Av. Rio Branco, 116, 9th floor, Centro, Rio de Janeiro, Rio de Janeiro state, and his respective substitute Gerson Stocco de Siqueira, Brazilian, married, attorney, ID no. 05386139-9, issued by IFP/RJ, Taxpayer Registration No. (CPF/MF) 643.850.867-53, resident at the address Av. Rio Branco, 116, 9th floor, Centro, Rio de Janeiro, Rio de Janeiro state

      (E) Wilson de Barros, Brazilian, single, attorney, ID no. 18.800 - OAB/RJ, Taxpayer Registration No. (CPF/MF) 010.216.307-30, resident at the address Rua Belisario Tavora, 80/501, Laranjeiras, Rio de Janeiro, Rio de Janeiro state and his respective substitute Natal Julio De Luca, Brazilian, married, ID no. 2.564.065, issued by IFP/RJ, Taxpayer Registration No. (CPF/MF) 218.219.847-49, resident and domiciled at the address Rua Coronel Juca, 1.000/1.501, Aldeota, Fortaleza, Ceara state, with the sitting members and respective substitutes cited in sub-items (B), (C), (D) e (E) above being elected by shareholders holding common shares, and
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      5.6.  To fix the monthly remuneration of the members of the Company's
            Fiscal Council Board at 10% of the average monthly remuneration received by the members of the Company's Executive Board.

6.    Declarations and Votes:

      6.1. The shareholder Alliant Energy Holdings do Brasil Ltda. submitted a written voting declaration (Docs. 1, 3 and 5), against items "a", "b" and "c" on the agenda, resolved in items 5.2, 5.3 and 5.4 above

      6.2. The shareholder Latin America Energy Fund I. L.P. submitted written voting declarations (Doc. 2) against item "a" and "b" on the agenda, and a verbal declaration against item "c" on the agenda, resolved in items 5.2, 5.3 and 5.4 above, with the shareholder Joaquim Tavares de Paiva Muniz issuing the same declarations

      6.3. The voting declarations were read out from company auditors Jorge Michel Lepeltier and Paulo Sergio Ferreira concerning the financial statements, which have been received by the Company's administration

      6.4. Company officer Mauricio Perez Botelho read out the letters sent to the company auditors Jorge Michel Lepeltier and Paulo Sergio Ferreira in reply to their voting declarations

      6.5.  Company officer Mauricio Perez Botelho submitted a declaration (Doc.
            4) concerning items "a" and "b" of the agenda, and the votes submitted by the directors Carlos Eduardo Trois de Miranda, Felicia Leigh Bellows and Edmundo Picucci at the Board of Directors' meeting held 28 March 2005

7. Approval and Close: With no further business to address, these minutes were written up, read, approved and signed by the members of the board and by the shareholders representing the majority necessary to perform the resolutions adopted at this Meeting. Cataguases, 29 April 2005. signed) Paulo Cezar Aragao - Chairman, Carlos Aurelio Martins Pimentel -Secretary, Gipar S/A - Represented by Alexandre Couto Silva, Itacatu S/A - Represented by Alexandre Couto Silva, Multisetor - Comercio Industria e Participacoes Ltda - Represented by Carlos Aurelio Martins Pimentel, Mondocara S/A - Represented by Carlos Aurelio Martins Pimentel, Alliant Energy Holdings do Brasil Ltda - Represented by Joao Ricardo de Azevedo Ribeiro, The Latin America Energy and Electricity Fund, I - Represented by Joaquim Tavares de Paiva Muniz, Fundacao dos Economiarios Federais - Represented by Leonardo Perseu da Silva Costa, Ivan Muller Botelho, Cataguases Electricity Industry Workers' Union - Represented by Marcelo
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      Sarmento, Joaquim Tavares de Paiva Muniz - Represented by Erica Cristina
      da Fonseca Martins, Jose Antonio da Silva Marques, Gioreli de Sousa Filho, Mauricio Perez Botelho, Iara Pasian and Antonio C. Brandao de Sousa - Representing the Independent Auditors, Gerson Stocco de Siqueira - member of the Board of Auditors, Flavio Stamm - member of the Board of Auditors.



                              I certify that these minutes are a true and faithful copy of those written up in General Meeting Minutes Book no. 11 of Companhia Forca e Luz Cataguazes-Leopoldina.

                              Cataguases, April 29 2005.


                              Mauricio Perez Botelho
                              Investor Relations Director